UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01     Regulation FD Disclosure.

On June 5, 2020, Emergent BioSolutions Inc. (the “Company”) issued a press release related to the decision of the U.S. District Court for the District of New Jersey in the patent litigation regarding NARCAN® (naloxone HCl) Nasal Spray 4mg/spray product, a copy of which is furnished hereto as Exhibit 99.
Item 8.01     Other Events.

The Company, through its Adapt Pharma subsidiaries (collectively, “Adapt”), filed complaints beginning in 2016 against Teva Pharmaceuticals Industries Ltd. (“Teva”) for patent infringement, relating to Teva’s abbreviated new drug applications (“ANDAs”) seeking to market generic NARCAN® (naloxone hydrochloride) Nasal Spray 4mg/spray. On June 5, 2020, the U.S. District Court for the District of New Jersey issued an unfavorable ruling against the Company in the consolidated case. The Company intends to appeal the decision to the U.S. Court of Appeals for the Federal Circuit.
Adapt also filed a complaint related to Teva’s ANDA seeking to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray 2mg/spray and that matter is still pending.
Item 9.01      Financial Statements and Exhibits.

 (d)         Exhibits.

Exhibit No.	Description
99	Press release issued by the Company on June 5, 2020.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated June 5, 2020, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: June 8, 2020	By:	/s/ RICHARD S. LINDAHL
Name:Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer